Exhibit 99.1

FINAL

The following pages detail agreed upon changes to the economic terms of the distributions provided under the Second Amended Plan of Reorganization with all other economic terms of the distributions under the Plan remaining unchanged

Party	Changes to Second Amended Plan

Class D: Banks

•    $66.00mm reduction of cash to be received by all holders of Class D claims, including, without limitation, claims related to swap obligations and letters of credit

•    Receive a total direct equity grant of 4.010% of FD CEC equity (increase of 0.010%). This equates to (i) 4.647% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 5.839% pre dilution common equity, after taking into account the $1.2 billion buyback[1]

•    Will not receive excess cash sweep (for the avoidance of doubt, the elimination of the excess cash sweep shall not impair the right to receive or otherwise reduce the recoveries in connection with the Bank Guaranty Settlement)

Class E: 1L Notes

•    Receive $142.00mm cash payment in lieu of excess cash sweep

•    Receive a total direct equity grant of 12.532% (increase of 0.032%). This equates to (i) 14.524% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 18.247% pre dilution common equity, after taking into account the $1.2 billion buyback

Class F: 2L Notes

•    Receive $344.59mm in cash

•    Receive a total direct grant of 32.022% of the fully diluted CEC equity (increase of 14.587%). This equates to (i) 37.111% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 23.422% pre dilution common equity, after taking into account the $1.2 billion buyback

•    Convert increased by $107.98mm

Class G: SGNs

•    Receive 4.045% of the fully diluted equity (decrease of 0.077% relative to Current Plan). This equates to (i) 4.688% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 5.890% pre dilution common equity, after taking into account the $1.2 billion buyback

•    Convert allocation unchanged

Class H: Unsecured Notes

•    Receive $15.20mm in cash

•    Receive a total direct grant of 1.414% of the fully diluted CEC equity (increase of 0.422%). This equates to (i) 1.639% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 1.034% pre dilution common equity, after taking into account the $1.2 billion buyback

•    Convert increased by $4.76mm

Class I: Undisputed Unsecured Claims(2)

•    Receive $5.74mm (increase of $3.90mm) in cash

•    Receive a total direct grant of 0.554% of the fully diluted CEC equity (increase of 0.183%). This equates to (i) 0.642% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 0.405% pre dilution common equity, after taking into account the $1.2 billion buyback

•    Convert increased by $1.8mm

Class J: Disputed Unsecured Claims(2)

•    Receive $13.48 mm (increase of $9.16mm) in cash

•    Receive a total direct grant of 1.300% of the fully diluted CEC equity (increase of 0.429%). This equates to (i)1.507% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 0.951% pre dilution common equity, after taking into account the $1.2 billion buyback

•    Convert increased by $4.23mm

Class K: Convenience Unsecured Claims(2)	• Receive $17.57mm (increase of $5.23mm) in cash

[1]	Further detail on the equity splits among the creditors groups are attached hereto as Exhibit A.
[2]	Treatment assumes $350mm of total UCC claims. To the extent that UCC claims (excl. SGNs / SSUCs) are less than $350mm, the UCC claims will receive the same % recovery, but the total dollar recovery to the unsecured classes will be decreased by 65.5% of the amount by which the UCC claims are less than $350mm.

Party	Changes to Second Amended Plan

Class L: Insurance Covered Unsecured Claims(2)

•    Receive $0.94mm (increase of $0.64mm) in cash

•    Receive a total direct grant of 0.090% of the fully diluted CEC equity (increase of 0.030%). This equates to (i) 0.104% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 0.066% pre dilution common equity, after taking into account the $1.2 billion buyback

•    Convert increased by $0.29mm

Classes M – P: Structurally Senior Unsecured Claims

•    Receive 0.535% of the fully diluted CEC equity (increase of 0.002%). This equates to (i) 0.620% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 0.779% pre dilution common equity, after taking into account the $1.2 billion buyback

•    Convert allocation unchanged

CEC Sponsors	• The CEC Sponsors will retain no equity under the Plan

CEC Non-Sponsors

•    CEC Non-Sponsors will retain 6.016% of the fully diluted CEC equity. This equates to (i) 6.972% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 8.760% pre dilution common equity, after taking into account the $1.2 billion buyback

CAC

•    Receives 23.768% of the fully diluted CEC equity pursuant to the merger agreement. This equates to (i) 27.546% of the pre dilution common equity before taking into account the $1.2bn buyback and (ii) 34.607% pre dilution common equity, after taking into account the $1.2 billion buyback

Other Plan Changes

•    On a date post-confirmation to be agreed upon by the Debtors, CEC, and the Second Priority Noteholder Committee, the holders of claims in classes D, E, F, G, H, I, J and L will be provided an election form (the “Election Form”) in which they can elect how much CEC equity, if any, they would like to sell at a pre-conversion equity value of $5,880.94mm, which equity buyback will use $1.2 billion of CIE Proceeds as follows:[3]

•    The first $1.0 billion of CIE Proceeds will be used to purchase CEC equity as follows (the “Initial Buyback”):

•    First, to parties in Classes F, H, I, J, and L that elected to sell equity pro rata based on the quantum of equity they elected to sell in the Election Form.

•    In the event that parties in Classes F, H, I, J, and L elect to sell less than $1.0 billion, the delta between $1.0 billion and the elected amount will be purchased from all parties in Classes F, H, I, J, and L pro rata based on the amount of equity they receive under the Plan excluding those who participated at their pro rata or higher amount based on the amount of equity received under the Plan in step one above.

•    The next $200mm will be distributed as follows:

•    First, in an amount equal to the lesser of (i) the amount permitted without violating continuity of interest tests and (ii) the amount of remaining stock that parties in Classes F, H, I, J, and L elected to sell that was not satisfied in the Initial Buyback, will be purchased, pro rata based on the quantum of equity they elected to sell in the Election Form, from parties in F, H, I, J, and L that elected to sell stock but were unable to sell such stock because of oversubscription in the Initial Buyback.

•    Second, any remaining amounts shall be used to purchase stock from parties in Classes D, E, and G that elected to sell equity pro rata based on the quantum of equity they elected to sell in the Election Form so long as such amount is permitted without violating the continuity of interest tests.

•    In the event the full $1.2 billion of aforementioned CIE Proceeds are not used, the covenants in the Master Lease and Support Agreements, the Convertible Notes indenture, and any other documents restricting CEC’s ability to purchase CEC equity will have a basket that permits CEC to repurchase CEC equity for any difference between the $1.2 billion and the amount actually used pursuant to the buyback provisions of the Plan.

•    Use of $500mm of CIE Proceeds for OpCo debt reduction on the effective date.

•    The terms of the New CEC Convertible Notes shall be consistent with the terms set forth in Exhibit A hereto.

[3]	To the extent the Debtors determine in good faith that the CEC equity buyback would have negative consequences with respect to the tax treatment of the Spin Structure, the Debtors with the written agreement of the Second Priority Noteholders Committee, may modify the CEC equity buyback solely in a manner necessary to avoid such negative consequences. Without limiting the rights of the Second Priority Noteholders Committee as described in the preceding sentence, in the event that the Second Priority Noteholder Committee does not consent to a proposed modification of the CEC equity buyback, then the Second Priority Noteholder Committee shall be provided reasonable opportunity to identify other nationally recognized tax counsel (including but not limited to one of the “Big Four” accounting firms) to issue opinions that may be required that the Company is unable to obtain. Any modifications to the equity buyback that adversely impact CEOC’s or CEC’s ability to provide the treatment of, and the identical economic recoveries available to, the holders of First Lien Bond Claims or First Lien Bank Claims require the consent of the Requisite Consenting Creditors (as defined in the 1L Bond RSA) or the Requisite Consenting Bank Creditors (as defined in the Bank RSA), respectively.

Party	Changes to Second Amended Plan

Fees & Expenses

•    Subject to reaching terms on a restructuring support agreement, the Plan will provide that the Company will pay the reasonable and documented fees and expenses incurred (a) through September 26, 2016 of up to $47 million for the Indenture Trustee’s for the 2L Notes, for certain ad hoc groups of 2L Notes, and for the petitioning creditors incurred in connection with the Chapter 11 Cases, the Guaranty Litigation, other litigation between holders or the Indenture Trustees for the 2L notes and CEC and/or the Debtors, and in the involuntary case commenced against CEOC, and (b) from the date hereof through the effective date of the plan in an amount agreed upon in the restructuring support agreement. The terms, including the timing, of the payment of these fees and expenses will be documented in the restructuring support agreement. The restructuring support agreement must be effective and the parties whose fees would be paid must support the revised Plan for such payments to be made.

•    To the extent that the Company has not received Bankruptcy Court authorization to pay (pursuant to [ECF 4587] or otherwise), and has not paid, the fees and expenses of the SGNs by November 30, 2016, CEC shall pay such fees and expenses in cash in full (up to $13.3 million) on December 1, 2016.

Process

•    The parties will negotiate in good faith the revised Plan and Restructuring Support Agreements between the date hereof and the close of business on September 30th.

•    The Second Priority Noteholder Committee, the Debtors, CEC, and certain other parties will enter into a stipulation, currently being finalized, to extend certain hearings and deadlines regarding production of financial information, cross-motions for summary judgment, motions to compel, and certain confirmation discovery deadlines, and the stipulation shall also, during that period, prohibit certain parties from engaging in lobbying efforts regarding the Trust Indenture Act.

•    The Company must pay down $300 million of the principal amount outstanding under the Prepetition Credit Agreement pursuant to [ECF 4666] on or before October 3, 2016.

•    The Company and CEC will provide the 2L Noteholder Committee with confirmatory and additional diligence related to the Company’s excess cash flows and the potential availability of D&O insurance proceeds.

Exhibit A

Equity Split Detail

Bridge from June 28th Plan:

	June 28th Plan				Adjustments				Revised Plan
	Cash	Cash	Equity		Cash	Convert	Equity		Cash	Convert	Equity
			FD	Pre-Convert			FD	Pre-Convert			FD	Pre-Convert
1L Banks	$3,746	—	4.000%	4.556%	($66)	—	0.010%	0.092%	$3,680	—	4.010%	4.647%
1L Notes(1)	2,077	—	12.500%	14.236%	—	—	0.032%	0.288%	2,077	—	12.532%	14.524%
2L Notes	—	791	17.435%	19.857%	345	108	14.587%	17.255%	345	899	32.022%	37.111%
SGNs	—	117	4.122%	4.695%	—	—	(0.077%)	(0.007%)	—	117	4.045%	4.688%
Unsecured Notes	—	35	0.992%	1.130%	15	5	0.422%	0.509%	15	40	1.414%	1.639%
Undisputed GUCs	2	12	0.371%	0.423%	4	2	0.183%	0.219%	6	14	0.554%	0.642%
Disputed GUCs	4	28	0.871%	0.993%	9	4	0.429%	0.514%	13	33	1.300%	1.507%
Convenience Class GUCs	13	—	—	—	5	—	—	—	18	—	—	—
Insurance-Covered GUCs	0	2	0.060%	0.069%	1	0	0.030%	0.035%	1	2	0.090%	0.104%
SSUCs	—	15	0.533%	0.607%	—	—	0.002%	0.013%	—	15	0.535%	0.620%

(1)	1L Notes to contribute $79m via replacement of excess cash sweep with flat $142m payment

Pro Forma Equity Splits Calculation:

	Pre-Buyback		Post-Buyback
	Fully-Diluted	Pre-Convert	Pre-Convert	Fully Diluted	Convert	Total FD Own.
1L Banks	4.010%	4.647%	5.839%	4.753%	—	4.753%
1L Notes	12.532%	14.524%	18.247%	14.855%	—	14.855%
2L Notes	32.022%	37.111%	23.422%	19.068%	14.934%	34.002%
SGNs	4.045%	4.688%	5.890%	4.795%	1.940%	6.735%
Unsecured Notes	1.414%	1.639%	1.034%	0.842%	0.658%	1.500%
Undisputed GUCs	0.554%	0.642%	0.405%	0.330%	0.230%	0.560%
Disputed GUCs	1.300%	1.507%	0.951%	0.774%	0.540%	1.314%
Insurance-Covered GUCs	0.090%	0.104%	0.066%	0.054%	0.038%	0.091%
SSUCs	0.535%	0.620%	0.779%	0.634%	0.251%	0.885%
Convert	13.714%	—		18.590%	(18.590%)	—
CAC Shareholders	23.768%	27.546%	34.607%	28.174%	—	28.174%
CEC Public Shareholders	6.016%	6.972%	8.760%	7.131%	—	7.131%

Total	100.000%	100.000%	100.000%	100.000%	—	100.000%

Exhibit B

$1.119 billion Convertible Notes

Summary of Principal Economic Terms

Description:	$1,119,060,000 principal amount.

Issuer:	Caesars Entertainment Corporation (“New CEC”) (NASDAQ: CZR).

Maturity:	The seventh anniversary unless earlier purchased or converted. All references herein to the anniversaries shall be from the date of the issue of the Notes.

Interest:	5.00% cash per year, interest per annum, payable semi-annually.

Conversion by Holder:	Discussion in process.

Mandatory Conversion Provision:	After the third anniversary of the issuance of the Convertible Notes, New CEC can mandatorily convert the Convertible Notes in the event shares are trading at greater than 140% of the conversion price for 20 of the last 30 consecutive trading days.

Cash Redemption Provision:	None.

Conversion:	Converts into a number of shares that, were they to be issued on the Effective Date, would represent 13.714% of the CEC shares outstanding on the Effective Date (including any shares distributed pursuant to the Plan and the shares underlying the convert), which shall be adjusted upwards to 18.590% of the CEC shares outstanding on the Effective Date (including any shares distributed pursuant to the Plan and the shares underlying the convert) assuming the consummation of a $1.2 billion repurchase of CEC equity in connection with the Effective Date, subject to customary anti-dilution protections and conversion rate increases in the event of a Fundamental Change based on a table to be calculated in a customary way. An illustrative calculation of the strike price adjustment in connection with a $1.2 billion buyback in connection with the Effective Date is included on the following page.

Fundamental Change:	Discussion in process.

Covenants / Documentation/Other Terms:	In process.

Convert Strike Price Calculation

	Plan Convert Premium
	Strike	HL Value	Premium
NewCEC Equity Value	$8,200	$7,740
Less: NewCEC Convert Valued @ 121.3	(1,000)	(1,213)

NewCEC Common Equity Value	$7,200	$6,527

# of Shares Out. Before NewCEC Convert	100	100
Pre-Dilution Value per Share	$72.00	$65.27	10.3%

Percent of Fully Diluted Equity to NewCEC Convert	12.195%

	Increased Convert Size Pre Buyback
	Strike	HL Value	Premium
NewCEC Equity Value	$8,160	$7,740
Less: NewCEC Convert Valued @ 121.3	(1,119)	(1,357)

NewCEC Common Equity Value	$7,041	$6,383

# of Shares Out. Before NewCEC Convert	100	100
Pre-Dilution Value per Share	$70.41	$63.83	10.3%

Percent of Fully Diluted Equity to NewCEC Convert	13.714%

	Post-1.2 Bn Buyback Adjustment
	Strike	HL Value	Premium
NewCEC Equity Value	$6,020	$5,800
Less: NewCEC Convert Valued @ 121.3	(1,119)	(1,357)

NewCEC Common Equity Value	$4,901	$4,443

# of Shares Out. Before NewCEC Convert	100.0	100.0
Pre-Dilution Value per Share	$49.01	$44.43	10.3%

Percent of Fully Diluted Equity to NewCEC Convert	18.590%

2